UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2011 Annual Meeting of Stockholders on June 9, 2011. There were present at the Annual Meeting in person or by proxy stockholders holding an aggregate of 203,901,977 shares of common stock.

The results of the vote taken at the Annual Meeting with respect to the election of the nominees to be Class II Directors and a Class I Director, as applicable, were as follows:

Class II Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Marc P. Lefar	168,521,802	5,125,238	30,254,937
John J. Roberts	164,403,970	9,243,070	30,254,937
Carl Sparks	170,800,462	2,846,578	30,254,937
Joseph M. Redling	170,903,029	2,744,011	30,254,937

Class I Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
David C. Nagel	164,766,191	8,880,849	30,254,937

The terms of the following directors, who were not up for re-election at the Annual Meeting, will continue: Peter Barris, Michael A. Krupka, Jeffrey A. Citron, Morton David, and Jeffrey J. Misner.

The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified with 203,127,014 votes in favor, 700,078 votes against, and 74,885 abstentions. There were no broker non-votes.

The non-binding advisory vote on the Company’s executive compensation was approved, with 129,926,104 votes in favor, 43,633,461 votes against, 87,475 abstentions, and 30,254,937 broker non-votes.

The non-binding advisory vote on the frequency of advisory votes on the Company’s executive compensation was as follows: 72,948,641 votes for one year; 342,063 votes for two years; 99,971,175 votes for three years; 385,161 abstentions, and 30,254,937 broker non-votes. On June 9, 2011, following the annual meeting, the Company’s board of directors determined, consistent with the stockholder advisory vote, that future advisory votes on the Company’s executive compensation will be held every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: June 9, 2011	By:	/s/ Kurt M. Rogers
Kurt M. Rogers
Chief Legal Officer and Secretary